SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CULBRO CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/05/97            1,000-          137.9204
               THE GABELLI CAPITAL ASSET FUND
                                 5/20/97              500-          115.4461
          GAMCO INVESTORS, INC.
                                 6/04/97            1,000-          137.4750
                                 5/29/97            1,000-          124.8750
                                 5/23/97              500-          123.5000
                                 5/22/97              500-          118.5500
                                 5/20/97            1,000-          115.7750
                                 5/19/97            1,500-          117.9900
                                 5/16/97            3,000-          119.4500
                                 5/15/97            1,000-          120.3333
          GAMCO INVESTORS, INC.
                                 6/09/97              700-          137.0357
                                 6/09/97            1,700           136.7206
                                 6/09/97            2,500-          134.9150
                                 6/06/97            1,000-          136.4375
                                 6/05/97            1,700-          136.7206
                                 6/04/97            2,500-          137.4750
                                 6/03/97            1,000-          132.5375
                                 6/02/97            1,000-          130.5000
                                 5/30/97           15,000-             *DO
                                 5/30/97            1,000-          127.3375
                                 5/29/97            1,000-          126.5000
                                 5/29/97            1,000-          128.2500
                                 5/23/97              500-          123.5000
                                 5/21/97            1,500-          116.8903
                                 5/21/97              500-          117.1250
                                 5/21/97            1,000-          117.0000
                                 5/19/97              700-          118.0000
                                 5/19/97              200              *DI
                                 5/19/97            1,000-          117.9900
                                 5/16/97              500-          119.4500
                                 5/16/97              300-          119.5000
                                 5/15/97              500-          120.3333




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SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CULBRO CORP

          GAMCO INVESTORS, INC.
                                5/12/97              200-             *DO

          GABELLI ASSOCIATES FUND
                                6/05/97              300           138.0000
                                6/02/97              300           128.5000























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.






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